SOFTWARE LICENSE AGREEMENT

         THIS AGREEMENT is made and entered into as of the 17th day of September, 1997 ("Agreement") by and between MENTAT INC., a California corporation having a place of business at Los Angeles, California (hereinafter called "MENTAT"), and INTERLINK COMPUTER SCIENCES, INC., a Delaware corporation having a place of business at Fremont, California (hereinafter called "INTERLINK").

         WHEREAS, MENTAT is engaged in the design and development of certain technology related to software interfaces for operating systems including communications stacks, and has developed and acquired a substantial amount of know-how, trade secrets, technical data and information relating to such technology;

         WHEREAS, INTERLINK has acquired certain technology related to information security, including a product which provides secure network communications known as the NetLOCK Software (defined below) from Hughes Aircraft Company;

         WHEREAS, MENTAT has developed software interfaces for use in enabling the NetLOCK Software to communicate with different operating systems;

         WHEREAS, MENTAT has licensed to Hughes Aircraft Company the right to use the MENTAT software interfaces in the field of information security; and

         WHEREAS, MENTAT and INTERLINK wish to set forth the terms and conditions under which MENTAT will license such software interfaces for use with the NetLOCK Software and INTERLINK will license such interfaces in the field of information security.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 "Platform" means an operating system for which a separate SHIM is required.

         Section 1.2 "NetLOCK Software" means the network security software programs that are manufactured, marketed and distributed by INTERLINK under the NetLOCK mark as a standard item available to customers of INTERLINK or to the purchasing public.

         Section  1.3 "SHIM"  means a software  program  for  enabling a NetLOCK
Software  user  to  interface   with  its  particular   Platform,   and  related
documentation.

         Section 1.4 "SHIM BUG FIX" means a modification to a SHIM which corrects the SHIM to perform as provided in the SHIM specifications.

         Section 1.5 "SHIM Specification" means the specifications describing the format, and other requirements for Licensed SHIM, as set forth in Attachment A, attached hereto and made a part hereof.

         Section 1.6 "Licensed SHIM" means a SHIM developed by MENTAT set forth on Attachment B. Licensed SHIM includes the SHIM in both source code and object code form as it is originally provided to Hughes Aircraft Company and as it may later be provided to INTERLINK as the result of subsequent modifications, enhancements, SHIM BUG FIXES, or releases made to it by or for MENTAT, or in any form of media it may be converted into by the user.

         Section  1.7   "Licensed   Field"   means  all  hardware  and  software
applications in the field of information security.

         Section 1.8 "Net Revenues" means any and all royalties, fees, or other amounts invoiced by INTERLINK or otherwise paid to INTERLINK in connection with sale, distribution, or sublicensing of the NetLOCK Software to third parties, less the exclusions set out below. Net Revenues shall not include the following:

         (a) Credits for actual returns or amounts attributable to bad debt (provided that adjustments for such credits or amounts will be subjected to the royalty rates for NetLOCK Software when such NetLOCK Software was invoiced);

         (b) Amounts invoiced for reasonable shipping and handling fees, insurance charges, sales taxes, or other applicable taxes;

         (c) Price protection credits and bill-back volume discounts based on the customer's volume performance; and

         (d) Related services, consulting, support and warranty-related revenues; provided that (i) hourly rates for such related services (such as development of custom applications), consulting and warranty-related revenues shall not exceed INTERLINK's standard rates for its personnel performing similar work on other products, and (ii) the annual price for a support contract for NetLOCK Software shall not exceed [*] of INTERLINK's standard price for a corresponding NetLOCK Software license.

In a bundled transaction involving both the NetLOCK Software and one or more other products, "Net Revenues" shall include only the amount invoiced by INTERLINK in the transaction prorated between the NetLOCK Software and such other products in accordance with INTERLINK's standard prices for each product.

---------------------------------
*Confidential Treatment Requested

         Section 1.9 "Effective Date" shall mean the date that (a) this Agreement is signed by both parties hereto; (b) MENTAT and Hughes Information Systems Company execute that certain Agreement and Mutual Release; and (c) the Closing of the Asset Purchase Agreement between INTERLINK and Hughes Aircraft Company as the term "Closing" is defined therein.

         Section 1.10 "Proprietary Data" means the terms of this Agreement and that content of information or software which has been originated by or is peculiarly within the knowledge of the originating party and is subject to protection under recognized legal principles, provided that no element of information or software shall be considered Proprietary Data after any date on which such element is shown to be available to the general public without fault of the receiving party.

                                   ARTICLE II

                                   MAINTENANCE


         Section 2.1 SHIM Support. INTERLINK shall have the right, upon written notification to MENTAT, to purchase Support (as defined below) at the rate of [*] per Platform per year, paid at the beginning of each year. Such Support shall be available for five (5) years. For purposes of this Agreement, "Support" shall mean

                           (a)  Maintenance,   which  shall  include  correcting
         software  and  documentation   errors  that  are  brought  to  MENTAT's
         attention.

                           (b) SHIM BUG FIXES for errors that cause NetLOCK Software to become essentially unusable. Such errors shall be corrected within [*] calendar days after MENTAT receives notice of the error. All other errors shall be corrected within [*] calendar days after MENTAT receives notice of the error; other than those errors that do not substantially affect the functionality of the NetLOCK Software or its compliance with the Specifications, which errors may be corrected in the next SHIM release, provided such release is made at least once per year.

                           (c) Provision to INTERLINK of not more than one (1) platform update per year due to a manufacturer's change in an operating system; provided that such platform update is reasonably expected to require not more than two (2) person weeks of effort to modify the SHIM to correctly function on such operating system according to the SHIM Specification.

---------------------------------
*Confidential Treatment Requested

In the event that INTERLINK purchases Support for at least five (5) Platforms per year, MENTAT shall make limited enhancements such as functionality changes to the SHIMs ("Enhancements") as required by INTERLINK's NetLOCK product plans. Such Enhancements shall consist of changes or updates requiring no more than two
(2) person weeks of effort, and MENTAT shall not be obligated to make more than three (3) to five (5) such Enhancements during any one (1) year of the license term, as mutually agreed by MENTAT and INTERLINK. With respect to Enhancements requiring more than two (2) person weeks of work, operating system updates requiring more than two (2) person weeks of work, or if more than three (3) such Enhancements or operating system updates are requested during any one (1) year of the license term, such Enhancements or updates shall be performed to the extent feasible given MENTAT's engineering resources and shall be billed to INTERLINK on the basis of [*] per person week devoted to such Enhancement or operating system update.

         Section 2.2 Costs. Except as otherwise provided herein, MENTAT shall bear all costs, and expenses, including travel (but excluding travel outside of Southern California) and salary, incurred in the Support of SHIMs by MENTAT under this Agreement. MENTAT shall provide computer hardware and software needed to create and maintain its SHIMs if such computer equipment can be purchased for less than [*]. At MENTAT's request, INTERLINK will make computer equipment available to MENTAT for all other Platforms in a manner similar to the availability of this equipment to INTERLINK's own development staff. For the purposes of this paragraph, it is assumed that MENTAT can maintain a SHIM for a particular Platform using a single computer of the type for which the SHIM is targeted.


                                   ARTICLE III

                                  LICENSE GRANT

         Section 3.1 License. MENTAT grants to INTERLINK, commencing on the Effective Date, a license including the right to grant sublicenses, to make, have made, use, sell, license, reproduce, demonstrate, market, create derivative works, modify, combine and distribute Licensed SHIMs in the Licensed Field solely in connection with the distribution and sale of the NetLOCK Software. Such license shall be exclusive for five (5) years and shall thereafter be nonexclusive. MENTAT shall own all right, title, and interest in and to the LICENSED SHIMs and retains all rights not granted hereunder, including the right to distribute Licensed SHIMs outside the Licensed Field, during the first five
(5) years of the term of this Agreement and in any application or field thereafter.

---------------------------------
*Confidential Treatment Requested

         Section 3.2 Sublicenses. In each instance where INTERLINK sublicenses the source code of the Licensed SHIMs to a sublicensee in connection with the distribution and sale of the NetLOCK Software, INTERLINK shall require such sublicensees to sign a sublicense agreement containing provisions regarding the protection of the Licensed SHIMs that shall be no less restrictive than the terms and conditions relating thereto contained in this Agreement.

         Section 3.3 End User Agreement. INTERLINK agrees, and shall require all its sublicensees to agree, to distribute Licensed SHIMs to third parties only pursuant to an appropriate end user agreement, such as the end user agreement attached hereto as Attachment C, and will take all reasonable steps to protect MENTAT's proprietary rights in the Licensed SHIMs. Attachment C contains the end user agreement for domestic licenses and that will be the basis for end user agreements for international licenses. No rights or licenses are granted herein to INTERLINK, expressly or by implication, under any MENTAT intellectual property, other than the license granted in Section 3.1.


                                   ARTICLE IV

                                PROPRIETARY DATA

         All Proprietary Data furnished hereunder by one party to another shall be treated under conditions of confidence. The receiving party agrees: to use such information and software only as permitted in the performance of this Agreement; to inform further recipients of such information and software in advance or at the time of delivery to the recipients and in writing that it is to be treated in confidence; and to afford such Proprietary Data at least the same degree of protection against disclosure or unauthorized use which the receiving party exercises in the protection of its own equivalent property, but in no event less than reasonable care. To the extent that any information and software is further transferred by a party as permitted by this Agreement, such party will impose the same requirements and restrictions on the recipient as apply to it. The receiving party shall have no obligation with respect to information which: is publicly known otherwise than by the breach of this Agreement by the receiving party; or has been independently developed by the receiving party; or was already known to the receiving party prior to disclosure by the disclosing party and was without restriction; or has been subsequently received lawfully from a third party and is without restriction. With the exception of source code for which there is no time limit, all of the provisions of this Article 4 regarding use and confidentiality shall survive expiration or termination of this Agreement for a period of ten (10) years from the date of termination.

                                    ARTICLE V

                                  COMPENSATION

         Section 5.1 License Fee. Upon the Effective Date, INTERLINK shall pay to MENTAT a license fee of $175,000.00.

         Section 5.2 Royalties. INTERLINK shall pay MENTAT a royalty as a percentage of the Net Revenues in the amount of:

                                       [*]

"Year 1" shall commence on the earlier of (i) the first day of the calendar quarter in which the first customer shipment of NetLOCK from INTERLINK takes place; or (ii) April 1, 1998. No royalty shall be due for NetLOCK Software shipped for demonstration purposes, evaluation copies, maintenance updates for existing customers.

         Section 5.3 Minimum Royalties. INTERLINK shall pay minimum royalties to MENTAT through the end of the first five (5) years of the license term according to the following schedule:

                                       [*]

Minimum royalty amounts will be paid thirty (30) days after the end of each above stated period as provided in Article VI below. Minimum royalty amounts will be paid only to the extent royalties payable under Section 5.2 are below the minimum royalty amounts due in the period corresponding to the minimum royalty period listed above. Notwithstanding the foregoing, shortfall payments made during a quarter in Year 1 or Year 2 may be credited against royalties due under Section 5.2 in subsequent quarters of each respective Year.

         Section 5.4 Modification or Replacement of Software. INTERLINK may modify or replace the SHIM incorporated into the NetLOCK product at any time; provided, however, that INTERLINK shall not be relieved of its obligation to make the royalty payments set forth above during the first five (5) years of the license term. In the event that INTERLINK replaces the SHIM entirely following the first five (5) years of the license term, INTERLINK shall be relieved of its obligation to make further royalty payments to MENTAT.

---------------------------------
*Confidential Treatment Requested

         Section 5.5 Taxes. All payments to MENTAT hereunder shall be made exclusive of any sales and use taxes. In the event such taxes are applicable, INTERLINK shall pay such sales and use taxes.

                                   ARTICLE VI

                          REPORTS, PAYMENTS AND RECORDS

         Section 6.1 Reports. INTERLINK shall prepare and issue reports in a form satisfactory to MENTAT within thirty (30) days of the end of each calendar quarter, identifying the Agreement title on the cover page hereof and showing separately:

                           (a) the total  number of  NetLOCK  Software  units or
         bundles shipped during such calendar quarter and the aggregate INTERLINK revenues invoiced or otherwise paid to INTERLINK with respect to shipment of NetLOCK Software units or bundles during such calendar quarter upon which royalties are payable, and the applicable royalty percentage; and

                           (b)  the  royalties   accrued  during  such  calendar
         quarter and payable to MENTAT.

If no royalties are due to MENTAT, a report to that effect shall be prepared.

         Section 6.2 Payment. Within thirty (30) days after the last day of March, June, September and December of each year during the term of this Agreement, INTERLINK shall transmit to MENTAT a report in accordance with
Section 6.1 and payment of the amount stated as due and owing to MENTAT. Payment shall be sent to the following address:

                  MENTAT INC.
                  ATTN.: PRESIDENT
                  SUITE 315
                  1145 GAYLEY AVENUE
                  LOS ANGELES, CALIFORNIA 90024


         Section 6.3 Audits. INTERLINK shall keep for a period of three (3) years from the end of a calendar quarter true and accurate records and books of account containing regular and exact entries relating to all business transactions within the scope of this Agreement and shall permit no more than once annually, at mutually agreed times, an independent certified public accountant selected by MENTAT and acceptable to INTERLINK to inspect said records and books and to make and retain copies or extracts therefrom. Should such examination result in INTERLINK's obligation to pay additional royalties exceeding [*] of the royalties paid by INTERLINK for the period examined, INTERLINK shall also pay the costs and expenses accrued in connection with such examination.

---------------------------------
*Confidential Treatment Requested

         Section 6.4 Late Payments. In addition to its rights under Section 7.2, MENTAT has the right to require that INTERLINK pay to it a late payment charge of four percent (4%) on any and all amounts of royalty that are fifteen (15) days overdue and payable to MENTAT, and in addition has the right to require INTERLINK to pay interest to it upon any and all amounts of royalty that are thirty (30) days overdue and payable to MENTAT, from the date due to the date of payment, the rate of such interest being two percent (2%) greater than the U. S. reference rate at the Bank of America on the day the royalty payment became due but in any event no greater than the applicable maximum legal rate that may be then specified by the laws of the State of California.

         Section 6.5 Attorneys' Fees. In the event of a suit under this Agreement, the prevailing party shall be entitled to receive reimbursement for its reasonable legal costs and attorney fees.


                                   ARTICLE VII

                              TERM AND TERMINATION

         Section 7.1 Term. This Agreement shall become effective on the Effective Date and shall continue unless terminated in accordance with this Agreement.

         Section 7.2 Early Termination. If either party hereto shall default in fulfilling any material obligations and conditions set forth in this Agreement, and such default shall not be remedied within sixty (60) days after notice specifying the nature of such default, the party not in default shall have the right to terminate this Agreement by giving written notice of such termination to the defaulting party.

         Section 7.3       Effect of Breach

         (a) Breach by INTERLINK. Upon termination of this Agreement by MENTAT for INTERLINK's breach as provided in Section 7.2 above, the parties' rights and obligations under Sections 2.1 and 2.2 shall terminate at MENTAT's discretion, and the parties rights and obligations under Articles I, III, IV, V, VI, VIII and IX shall continue; provided that INTERLINK's licenses under Article III shall be thereafter non-exclusive.

         (b) Breach by MENTAT. Upon termination of this Agreement by INTERLINK for MENTAT's breach as provided in Section 7.2 above, the parties' rights and obligations under Articles I, II, III, IV, V, VI, VIII and IX shall continue.

Notwithstanding the foregoing, end user licenses to use the NetLOCK granted by INTERLINK during the term hereof shall also survive termination of this Agreement for any reason.

                                  ARTICLE VIII

                                    WARRANTY

         Section 8.1 Right to License. Subject to (a) Closing of the Asset Purchase Agreement between Hughes Aircraft Company and INTERLINK as the term "Closing" is defined in that agreement and (b) the execution of the Agreement and Mutual Release between MENTAT and Hughes Information Systems Company, MENTAT warrants that it has the right to grant the license rights granted to INTERLINK under this Agreement. MENTAT warrants that it will incorporate no third party components in the SHIMS created by MENTAT under this Agreement. MENTAT warrants that to the best of MENTAT's knowledge the Licensed SHIMs do not infringe the intellectual property rights of others in existence as of the Effective Date.

         Section 8.2 INTERLINK Representation. Subject to (a) Closing of the Asset Purchase Agreement between Hughes Aircraft Company and INTERLINK as the term "Closing" is defined in that agreement and (b) the execution of the Agreement and Mutual Release between MENTAT and Hughes Information Systems Company, INTERLINK represents that it has acquired Hughes Aircraft Company's rights to the NetLOCK Software.

         Section 8.3 Infringement. MENTAT warrants that it has received no notice from a third party that the Licensed SHIMs infringe the intellectual property rights of any third party.

         Section 8.4 MENTAT Indemnification. MENTAT will defend and indemnify INTERLINK against any claim of infringement of any copyright, trade secret right, U.S. patent right or foreign patent right (of which foreign patent right MENTAT is aware as of the Effective Date) of a third party based on the Licensed SHIMs, provided that INTERLINK promptly notifies MENTAT in writing of the claim and MENTAT has sole control of the defense and related settlement negotiations. In the event that the Licensed SHIMs become or, in INTERLINK's opinion, are likely to become the subject of a claim of infringement of a patent or copyright, MENTAT may at its option and upon the agreement of INTERLINK, either secure rights for INTERLINK to continue use of the Licensed SHIM, or replace or modify the Licensed SHIM to make it non-infringing, provided any such replaced or modified Licensed SHIM continues to meet the performance requirements set forth in the particular SHIM Specification. Notwithstanding the foregoing, MENTAT shall have no liability to indemnify INTERLINK in any claim brought against INTERLINK to the extent the infringement arises from the use of (a) altered SHIMS if such infringement would have been avoided if INTERLINK had used unaltered Licensed SHIMS as originally supplied by MENTAT; and (b) non- MENTAT licensed software with Licensed SHIMS and the claim for such infringement would have been avoided if such non-MENTAT licensed software had not been used.

         Section 8.5 INTERLINK Indemnification. INTERLINK will defend and indemnify MENTAT against any claim arising out of INTERLINK's use, reproduction or distribution of the NetLOCK Software, including any claim of infringement of any copyright, trade secret right, U.S. patent right or foreign patent right (of which foreign patent right MENTAT is aware as of the Effective Date) right of a third party based on NetLOCK Software other than a claim of infringement of any intellectual property right of a third party based solely on a Licensed SHIM, provided that MENTAT promptly notifies INTERLINK in writing of the claim and INTERLINK has sole control of the defense and related settlement negotiations.

         Section 8.6 Disclaimer. NO WARRANTY EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE OFFERED OR SHALL BE DEEMED TO APPLY. EXCEPT AS SET FORTH IN ARTICLE 8, EACH PARTY HEREBY DISCLAIMS AND THE OTHER PARTY HEREBY EXPRESSLY WAIVES, ANY AND ALL EXPRESS WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         Section 8.7 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFIT) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Assignment. Except in the case of a merger or sale of substantially all of a party's equity or assets, neither party shall assign its interest in this Agreement without the prior written consent of the other party. Such consent shall not be unreasonably withheld.

         Section 9.2 Dispute Resolution. All disputes, claims, and controversies concerning this Agreement shall first be reviewed through management mediation in which the CEO of INTERLINK and the President of MENTAT shall meet to seek a resolution of the dispute. If the parties fail to reach a mutually acceptable resolution within thirty (30) days, then they shall select a single third party mediator, satisfactory to both parties. The expenses for the third party mediator shall be shared equally between the parties. In the event the CEO of INTERLINK, President of MENTAT and third party mediator are unable to reach a resolution of the dispute within the subsequent ninety (90) days, then either party may seek resolution of the dispute in any court of competent jurisdiction. This dispute provision may be invoked by one party delivering written notice to the other specifying the areas of dispute and the intention to invoke this provision of this Agreement.

         Section 9.3 Publicity. Neither party will, without the other party's express written permission, use in advertising, publicity, marketing or otherwise any trade name, trademark or other identification or any abbreviation, contraction or simulation thereof owned or used by the other party.

         Section 9.4 Advertising. No advertising or publicity matter having any reference to any of the parties to this Agreement shall be published, disseminated or distributed by any party to the Agreement, or anyone on such party's behalf, unless and until such matter shall have first been submitted to and approved in writing by the party referred to in the advertising or publicity matter. Notwithstanding the foregoing, either party may disclose the existence of this Agreement, provided it does not disclose the content of this Agreement. Further, the parties acknowledge that INTERLINK desires to make a press release concerning this Agreement within thirty (30) days of the Effective Date. INTERLINK shall not make such release without MENTAT's approval, which approval shall not be unreasonably withheld or delayed.

         Section 9.5 Governing Law. The validity, interpretation, and effect of this Agreement shall be governed by the laws of the State of California, exclusive of its conflict of law provisions.

         Section 9.6 Notices. Any notices given hereunder shall be in writing and shall be effective upon receipt. The following addresses shall be employed:

                 MENTAT
                 ------
                              MENTAT INC.
                              ATTN.: PRESIDENT
                              SUITE 315
                              1145 GAYLEY AVENUE
                              LOS ANGELES, CALIFORNIA 90024

                 NTERLINK
                 --------
                              INTERLINK COMPUTER SCIENCES, INC.
                              ATTN.: MS. GLORIA PURDY
                              47370 FREMONT BOULEVARD
                              FREMONT, CALIFORNIA 94538

         THIS AGREEMENT contains the entire understanding between the parties on the subject matter agreed upon and supersedes all prior discussions, understandings, or agreements relating to the same subject matter. This Agreement may be amended only by an instrument in writing signed by authorized representatives of MENTAT and INTERLINK.

         IN WITNESS WHEREOF, MENTAT and INTERLINK have caused this Agreement to be executed in duplicate by their respective duly authorized representatives or corporate officers.


MENTAT INC.                                    INTERLINK COMPUTER SCIENCES, INC.


By: /s/ Kay A. Guyer                           By: /s/ Barbara Booth
    ---------------------------------              -----------------------------
Title: Vice President                          Title: Vice President
-------------------------------------          ---------------------------------
Date: September 17, 1997                       Date:
-------------------------------------          ---------------------------------


Attachment A, MENTAT SHIM Specification
Attachment B, Licensed SHIMs
Attachment C, Current NetLOCK Software License Agreement

                                  ATTACHMENT A
                            MENTAT SHIM SPECIFICATION


                                       [*]




--------------------------------
*Confidential Treatment Requested

                             ATTACHMENT B
                            LICENSED SHIMS


o                           Windows95
o                           Windows NT 3.51 (including NetLOCK Gateway features)
o                           Windows NT 4.0 (including NetLOCK Gateway features)
o                           Macintosh System 7.6 with Open Transport 1.1
o                           Solaris 2.4/2.5
o                           HP/UX 10.20
o                           SGI IRIX 6.2
o                           SCO OpenServer 5.0.0
o                           IBM AIX 3.2.5 and 4.2
o                           Digital Unix 4.0b

Each shim conforms to the "NetLOCK Security Module: Shim Code Interface Specification 1.3" (Attachment A) and to the individual port-specific notes for that shim.

                                  ATTACHMENT C
                   FORM OF NETLOCK SOFTWARE LICENSE AGREEMENT

              SOFTWARE LICENSE AGREEMENT NetLOCK(TM) (Object Code)


BY OPENING THE PACKAGE CONTAINING THE MEDIA OR BY USE OF THE SOFTWARE, YOU (EITHER AN INDIVIDUAL OR ENTITY) AGREE TO THE FOLLOWING PROVISIONS. IF YOU DO NOT AGREE WITH THESE PROVISIONS, RETURN THE UNOPENED MEDIA PACKAGE AND ALL MATERIALS TO THE PLACE OF PURCHASE AND YOUR MONEY WILL BE REFUNDED.

This is a license agreement and not an agreement for sale. HUGHES INFORMATION SYSTEMS COMPANY, 1801 Hughes Drive, PO Box 34028, Fullerton, California 92634, hereby licenses this Software to you, the LICENSEE, under the following terms and conditions.

1. The term "Licensed Programs" means the customer-ready, unopened, shrink-wrap packages containing the NetLOCK(TM) computer programs in executable or machine-readable form and written instructional materials. Licensed Programs include a NetLOCK(TM) Manager for network security administration and one or more NetLOCK(TM) Clients for use on multiple computers for enabling secure computer to computer communications. "Licensed Programs" include the software in object code form and documentation as it is originally provided and as it may later be provided in the form of subsequent releases or in any form it may be converted into by the LICENSEE. "Documentation" means the information related to the operation and use of the Licensed Programs which is delivered with the Licensed Programs.

2. If LICENSEE is a US Government agency, the Licensed Programs are provided to LICENSEE as commercial computer software, as defined in Defense Federal Acquisition Regulation Supplement (DFARS) 252.227-7014 or Federal Acquisition Regulation (FAR) 52.227-19, as applicable.

3.       LICENSE RIGHTS GRANTED

         (a) to use the NetLOCK(TM) Manager on any computer, provided the NetLOCK(TM) Manager is used on only one computer at a time;

         (b) to use the NetLOCK(TM) Clients on the number of computers for which the NetLOCK(TM) Manager is configured to control as set forth in the shipping documentation and the NetLOCK(TM) Manager media label;

         (c) to reproduce the Licensed Programs, for the purposes of safekeeping (archives) or backup, provided all copyright notices and proprietary, restricted, or limited rights legends are reproduced;

         (d)      to  transfer  this  Licensed  Programs  to  another  party  by transferring the original media and all Documentation, including a copy of this License Agreement, provided LICENSEE deletes or destroys all other copies of the Licensed Programs; and provided the other party reads and agrees to accept the terms and conditions of this License Agreement.

4. Ownership of the Licensed Programs and all rights therein, including copyrights, are and will remain in HUGHES, or in third parties from whom HUGHES has acquired license rights. Except for those rights in the Licensed Programs specifically granted in this License Agreement, no rights in the Licensed
Programs and Documentation are granted to LICENSEE including, but not limited to, to modify, adapt, translate or create derivative works in the Licensed Programs, the right to reverse compile or reverse assemble the object code into source code, or in any other way to attempt to discover the source code for the Licensed Programs. The Licensed Programs in source code form are a trade secret of HUGHES. LICENSEE will preserve such Licensed Programs in confidence and will not disclose such Licensed Programs to any third parties. In the event the source code becomes known to LICENSEE in any manner, LICENSEE will preserve such source code in confidence and will not disclose such source code to any third parties, including, but not limited to, prime contractors, subcontractors, and agents of LICENSEE. This provision does not limit the right of LICENSEE to use Software, Documentation, or information or information contained in the Software or Documentation, which the LICENSEE may already have or obtains without restriction.

5.       LIMITED WARRANTIED, REMEDIES AND DISCLAIMERS

         (a) Hughes warrants that the Licensed Programs will substantially conform to the Documentation provided by Hughes. Hughes also warrants that the media on which the Licensed Programs are distributed is free from defects in materials and workmanship under normal use. Hughes will replace defective media or will use reasonable efforts to correct errors, malfunctions or defects in the Licensed Program at no charge, provided the Licensee returns the Licensed Program to Hughes' point of shipment, freight prepaid within the warranty period. Licensee understands, however, that Hughes is not obliged to correct every error, malfunction, or defect in the product. Hughes will make available to the Licensee any updates to the Licensed Programs which are released during the warranty period at no additional charge. The warranty period is 90 days unless an Extended Warranty has been purchased.

         (b) THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED PROGRAMS AND ANY OTHER GOODS AND SERVICES COVERED BY OR FURNISHED PURSUANT TO THIS LICENSE AGREEMENT, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OR OF FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR ARISING FROM A COURSE OF PERFORMANCE OR DEALING, OR FROM USAGE OR TRADE.

         (c) IN NO EVENT WILL HUGHES OR ITS SUPPLIERS HAVE ANY LIABILITY TO LICENSEE OR ANY THIRD PARTY FOR DAMAGES RESULTING FROM LICENSEE'S USE OR POSSESSION OF THE LICENSED PROGRAMS.

         (d) IN NO EVENT WILL HUGHES OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF PROFIT OR REVENUE BY LICENSEE, OR FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES

                  INCURRED OR SUFFERED BY LICENSEE EVEN IF HUGHES OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

         (e) HUGHES' AND ITS SUPPLIERS' LIABILITY UNDER THIS AGREEMENT FOR ANY CLAIM, CHARGES, JUDGMENT, COSTS, AND EXPENSES IN ANY ACTION REGARDLESS OF FORM, INCLUDING BUT NOT LIMITED TO ANY LIABILITY FOR PATENT OR COPYRIGHT INFRINGEMENTS, WILL NOT EXCEED THE AMOUNT OF THE LICENSE FEE RECEIVED BY HUGHES UNDER THIS AGREEMENT. THE FOREGOING STATES THE ENTIRE LIABILITY OF HUGHES.

6. LICENSEE will not knowingly export or transfer, whether directly or indirectly, the Licensed Programs or any system containing such Licensed Programs to anyone outside the country of delivery without first obtaining a license from the U.S. Department of Commerce or any other agency or department of the United States Government, as required.

7. In the event any provision of this License Agreement is deemed unenforceable or invalid, such provision will be modified so as to make it valid and enforceable, and as so modified the entire agreement will remain in force.

8. This License Agreement is effective until terminated. It may be terminated by destroying the software media and backup copy. It will terminate automatically if LICENSEE fails to comply with any of the terms of this License Agreement, and on any such termination LICENSEE will destroy the software media and backup copies.

Hughes retains all rights not expressly granted. Nothing in this License Agreement constitutes a waiver of Hughes' rights under US Copyright laws or any other federal or state law.

NetLOCK(TM) is a trademark of Hughes.
(C)Copyright 1993-1996 Hughes Information Systems Company
All Rights Reserved.
HUGHES INFORMATION SYSTEMS COMPANY
1801 Hughes Drive, Fullerton, California 92634

                                       -3-